SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2008

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Executive Option Grants for 2009

On December 11, 2008, the Board of Directors (the “Board”) of Rubio’s Restaurants, Inc. (the “Company”), based on the recommendation of the Company’s Compensation Committee, granted the Company’s executive officers stock options for fiscal year 2009 in accordance with the Company’s long-term incentive program. The stock option grants to the Company’s executive officers, including its principal executive officer, principal financial officer and named executive officers, are as follows:

Name and Title	Number of Shares of Common Stock
Daniel Pittard, President and Chief Executive Officer	48,000
Frank Henigman, Chief Financial Officer and Senior Vice President	24,000
Ken C. Hull, Senior Vice President of Development	24,000
Gerald Leneweaver, Senior Vice President of People Services	24,000
Lawrence Rusinko, Senior Vice President of Marketing	24,000
Marc S. Simon, Senior Vice President of Operations	24,000

The stock options have an exercise price of $4.09 per share, the closing sale price of the Company’s common stock as reported on the Nasdaq Global Market on the grant date, and vest in full three years from the grant date. The stock options were granted under, and are subject to the terms and conditions of, the Company’s 1999 Stock Incentive Plan (the “1999 Plan”). The stock options may be accelerated in the event of certain corporate transactions as provided in the 1999 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 17, 2008

RUBIO’S RESTAURANTS, INC.

By:	/s/ Frank Heningman
Frank Henigman
Chief Financial Officer